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                                                                    EXHIBIT 3.10

                          CERTIFICATE OF INCORPORATION

                                       OF

                              EUROFOIL INC. (USA)

                Under Section 402 of the Business Corporation Law

            The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that.

            FIRST: The name of the corporation is EUROFOIL INC. (USA)

            SECOND: The corporation is formed for the following purpose or purposes:

            To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

            THIRD: The office of the corporation is to be located in the County of Nassau, State of New York.

            FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are of a par value of one cent each, and all of which are of the same class.

            FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Tashlik, Kreutzer & Goldwyn P.C., Att: Martin M. Goldwyn, 833 Northern Boulevard, Great Neck, New York 11021.

            SIXTH: The duration of the corporation is to be perpetual.

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            SEVENTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

            EIGHTH: The corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

            NINTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of
Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

Signed on June 1, 1994.

                                        /s/ Athena Amaxas
                                        ----------------------------------------
                                        Athena Amaxas, Incorporator
                                        15 Columbus Circle
                                        New York, New York 10023-7773

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STATE OF NEW YORK     )
                      ) SS.:
COUNTY OF NEW YORK    )

            On the date hereinafter set forth, before me came Athena Amaxas, to me known to be the individual who is described in, and who signed the foregoing certificate of incorporation, and she acknowledged to me that she signed the same.

Signed on June 1, 1994.

                                           /s/ Merryl Wiener
                                           -------------------------------------
                                              Notary Public

                                                       MERRYL WIENER
                                              Notary Public State of New York
                                                      No. 41-4766750
                                                Qualified in Queens County
                                           Certificate Filed in New York County
                                             Commission Expires July 31, 1994

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